UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  May 21, 2015

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-10763	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendment to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 21, 2015, the Board of Directors of Atrion Corporation ( the "Registrant") adopted a revised Code of Business Conduct that updates and replaces the prior Code of Business Conduct applicable to all officers, directors, employees and agents of the Registrant and its subsidiaries. The additional provisions more fully address certain laws relating to, and set forth guidelines for, interactions with healthcare providers.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, the Registrant held its 2015 annual meeting of stockholders. Stockholders voted on the matters below.

1. The nominee listed below was elected to serve as a director until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified based on the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Hugh J. Morgan, Jr.	1,468,137	48,834	254,098

2. The Registrant’s stockholders ratified the appointment of Grant Thornton LLP as the Registrant’s independent auditors for the year ending December 31, 2015 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,764,504	1,458	5,107	0

3. The Registrant’s stockholders approved, on an advisory basis, the compensation of the Registrant's executive officers based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,455,926	56,210	4,835	254,098

Item 7.01.	Regulation FD Disclosure.

On May 21, 2015, the Registrant's Board of Directors approved a new stock repurchase program that replaces the program adopted in August 2011 that authorized the repurchase of up to 200,000 shares of the Registrant's common stock and was fully utilized. Under the new program, the Registrant may purchase up to 250,000 shares of its common stock from time to time in open-market and privately-negotiated transactions. The timing of repurchases and the number of shares repurchased will be dependent on a variety of factors, including stock price, corporate and regulatory requirements and market and business conditions. The repurchase program does not require the Registrant to repurchase any specific number of shares and may be terminated at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: May 22, 2015	By:	/s/ Jeffery Strickland
Jeffery Strickland Vice President and Secretary and Treasurer